                                                                       Exhibit n

           Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form N-2 of our report dated October 7, 2004, relating to the financial statements which appear in the Registration Statement on Form N-2 declared effective on October 26, 2004, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
October 27, 2004